Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 8, 2021, except for footnote 16 “Reverse Stock Split” as to which the date is June 18, 2021, on the consolidated financial statements of Recruiter.com Group, Inc. and Subsidiaries for the years ended December 31, 2020 and 2019, included herein on the registration statement of Recruiter.com Group, Inc. on Form S-1/A (Amendment Number 4), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 18, 2021